Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the annual report of Nevada Chemicals, Inc. (the “Company”) on Form 10-K/A for the year ended December 31, 2004, Dennis P. Gauger hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

3.               The annual report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

4.               The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 12, 2005	/s/ Dennis P. Gauger
(Date)	Dennis P. Gauger
Chief Financial Officer (principal financial and accounting officer)